UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other	(Commission File Number)	(IRS Employer
jurisdiction		Identification No.)
of incorporation)

55 Hammarlund Way
Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
Item 7.01.	Regulation FD Disclosure

On August 9, 2012, Towerstream Corporation (the “Company”) issued a press release announcing results for the three and six months ended June 30, 2012. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Item 2.02 and 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The press release includes EBITDA calculations, which is not a generally accepted accounting principles (“GAAP”) financial measure. It is presented in the press release because the Registrant’s management uses this information in evaluating the operating efficiency and overall financial performance of its business. The Registrant’s management also believes that this information provides the users of the Registrant’s financial statements with valuable insight into its operating results. EBITDA is calculated as net income (loss) before interest, income taxes, depreciation and amortization. The Company defines adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding when applicable, stock-based compensation, other non-operating income or expenses, as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions. It is important to note, however, that non-GAAP financial measures as presented do not represent cash provided by or used in operating activities and may not be comparable to similarly titled measures reported by other companies. Neither should be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. A reconciliation of adjusted EBITDA, excluding non-recurring expenses and small cell rooftop asset platform expenses,net, as compared to the most directly comparable GAAP financial measure, net loss, is presented in a reconciliation table in the attached press release.

The information contained in this Form 8-K contains forward-looking statements, including certain statements regarding intent, beliefs, expectations, projections, forecasts and plans, which are subject to numerous assumptions, risks, and uncertainties. A number of factors described from time to time in our periodic filings with the Securities and Exchange Commission could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Form 8-K are based on information available at the time of the report. We assume no obligation to update any forward-looking statement.

Item 8.01.	Other Events.

On August 9, 2012, the Company and Delos Internet (“Delos”) entered into a merger agreement pursuant to which a wholly owned subsidiary of the Company will be merged with and into Delos, with Delos becoming a wholly owned subsidiary of the Company. Delos operates in Houston, Texas. The closing of the merger agreement is subject to customary closing conditions as well as regulatory approval.  The Company anticipates that the merger agreement will close during the fourth quarter of 2012.

On August 9, 2012, the Company issued a press release which references this transaction. The press release is attached to this Current Report on Form 8-K as Exhibit 99-1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated August 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: August 9, 2012	By:	/s/ Joseph P. Hernon
Joseph P. Hernon
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 9, 2012